As filed with the Securities and Exchange Commission on November 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	30-0108820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. McReynolds

President

Energy Transfer Equity, L.P.

3738 Oak Lawn Avenue

Dallas, Texas 75219

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Finnegan IV

Jonathan Rod

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer (Do not check if a smaller reporting company)	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Debt Securities
Total	N/A	N/A	N/A

(1)	There is being registered hereunder such indeterminate number or amount of debt securities as may from time to time be issued by the registrant at indeterminate prices.
(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this Registration Statement.

Prospectus

Energy Transfer Equity, L.P.

Debt Securities

We may offer and sell debt securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these debt securities and the general manner in which we will offer the debt securities. The specific terms of any debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the debt securities. We will provide a supplement to accompany this prospectus each time we offer any debt securities. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Investing in our debt securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2013.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus generally describes Energy Transfer Equity, L.P. and the debt securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information” and any additional information you may need to make your investment decision. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

All references in this prospectus to “we,” “us,” “Energy Transfer Equity” and “our” refer to Energy Transfer Equity, L.P. and its subsidiaries. All references in this prospectus to “our general partner” refer to LE GP, LLC.

ENERGY TRANSFER EQUITY, L.P.

We are a publicly traded Delaware limited partnership (NYSE: ETE) that directly and indirectly owns equity interests in Energy Transfer Partners, L.P. (NYSE: ETP) (“ETP”) and Regency Energy Partners LP (NYSE:RGP) (“Regency”), both of which are publicly traded master limited partnerships engaged in diversified energy-related services.

As of October 31, 2013, our equity interests in ETP and Regency consisted of:

	General Partner Interest (as a % of total partnership interest)	Incentive Distribution Rights	Common Units		Other
ETP	0.8%	100%	49,551,069	(1)	50,160,000 Class H Units	(3)
Regency	1.3%	100%	26,266,791	(2)	—

(1)	Represented an approximate 15.0% limited partner interest in ETP.
(2)	Represented an approximate 12.5% limited partner interest in Regency.
(3)	The Class H Units entitle us to (i) allocations of profits, losses and other items from ETP corresponding to 50.05% of the profits, losses and other items allocated to ETP by Sunoco Partners LLC (“SXL GP”), the general partner of Sunoco Logistics Partners L.P. (NYSE: SXL) (“SXL”), with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP, (ii) distributions from ETP for each quarter equal to 50.05% of the cash distributed to ETP by SXL GP with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP for such quarter and, to the extent not previously distributed to holders of the Class H Units, for any previous quarters, and (iii) incremental cash distributions in the aggregate amount of $329 million, subject to adjustment, to be payable by ETP to us over 15 quarters, commencing with the quarter ended September 30, 2013 and ending with the quarter ending March 31, 2017.

The following is a brief description of ETP’s and Regency’s operations:

•

ETP is a publicly-traded limited partnership owning and operating a diversified portfolio of energy assets in the United States. ETP owns and operates approximately 43,000 miles of natural gas, natural gas liquids (“NGLs”), refined products and crude oil pipelines. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates NGL storage, fractionation and transportation assets.

ETP also owns the general partner, 100% of the incentive distribution rights and approximately 33.5 million common units in SXL, which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets.

•	Regency is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. RGP also owns a 30% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation, and transportation assets in Texas, Louisiana and Mississippi.

Our principal executive offices are located at 3738 Oak Lawn Avenue, Dallas, Texas 75219, and our telephone number at that location is (214) 981-0700.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “could,” “believe,” “may,” “will” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we and our general partner believe that the expectations on which such forward-looking statements are based are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:

•	the ability of our subsidiaries, ETP and Regency, to make cash distributions to us, which is dependent on their results of operations, cash flows and financial condition;

•	the actual amount of cash distributions by ETP and Regency to us;

•	the volumes transported on our subsidiaries’ pipelines and gathering systems;

•	the level of throughput in our subsidiaries’ processing and treating facilities;

•	the fees our subsidiaries charge and the margins they realize for their gathering, treating, processing, storage and transportation services;

•	the prices and market demand for, and the relationship between, natural gas and NGLs;

•	energy prices generally;

•	the prices of natural gas and NGLs compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of NGL supplies;

•	the level of domestic oil, natural gas and NGL production;

•	the availability of imported oil, natural gas and NGLs;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the effect of weather conditions on demand for oil, natural gas and NGLs;

•	availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	energy efficiencies and technological trends;

•	governmental regulation and taxation;

•	changes to, and the application of, regulation of tariff rates and operational requirements related to our subsidiaries’ interstate and intrastate pipelines;

•	hazards or operating risks incidental to the gathering, treating, processing and transporting of natural gas and NGLs;

•	competition from other midstream companies and interstate pipeline companies;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third-party pipelines that connect with our subsidiaries’ pipelines and facilities;

•	the effectiveness of our risk-management policies and procedures and the ability of our subsidiaries’ liquids marketing counterparties to satisfy their financial commitments;

•	the nonpayment or nonperformance by our subsidiaries’ customers;

•	regulatory, environmental, political and legal uncertainties that may affect the timing and cost of our subsidiaries’ internal growth projects, such as our subsidiaries’ construction of additional pipeline systems;

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to our subsidiaries’ existing pipelines and facilities, including difficulties in obtaining permits and rights-of-way or other regulatory approvals and the performance by third-party contractors;

•	the availability and cost of capital and our subsidiaries’ ability to access certain capital sources;

•	a deterioration of the credit and capital markets;

•	risks associated with the assets and operations of entities in which our subsidiaries own less than a controlling interest, including risks related to management actions at such entities that our subsidiaries may not be able to control or influence;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations or new interpretations by regulatory agencies concerning such laws and regulations; and

•	the costs and effects of legal and administrative proceedings.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in this prospectus. Any forward-looking statement made by us in this prospectus and the documents incorporated by reference into this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

RISK FACTORS

The nature of our business activities subjects us to certain hazards and risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to those securities in the prospectus supplement.

USE OF PROCEEDS

Any specific use of the net proceeds of an offering of debt securities will be determined at the time of the offering and will be described in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus fixed charges, amortization of capitalized interest, and distributed income from equity investees, minus capitalized interest. Fixed charges consist of net interest expense (inclusive of credit facility commitment fees) on all indebtedness, capitalized interest, the amortization of deferred financing costs, and interest associated with operating leases, if any.

	Years Ended December 31,					Nine Months Ended September 30,
	2008	2009	2010	2011	2012	2013
Ratio of Earnings to Fixed Charges	2.73	2.37	1.50	1.70	2.18	2.12

DESCRIPTION OF DEBT SECURITIES

Energy Transfer Equity, L.P. may issue senior debt securities under an indenture dated September 20, 2010 between Energy Transfer Equity, L.P., as issuer, and U.S. Bank National Association, as trustee. We refer to this indenture as the “indenture.” The debt securities will be governed by the provisions of the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete. We have filed the indenture with the SEC as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.

References in this “Description of Debt Securities” to “we,” “us” and “our” mean Energy Transfer Equity, L.P., and not any of our subsidiaries.

Provisions Applicable to the Indenture

Except as may be provided in a prospectus supplement relating to an issuance of debt securities, the indenture does not limit the amount of debt securities that may be issued under any indenture, and does not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Except as may be provided in a prospectus supplement relating to an issuance of debt securities, the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. Except as may be provided in a prospectus supplement relating to an issuance of debt securities, the indenture also does not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner, accompanied by an officers’ certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities of that series;

•	the total principal amount of the debt securities of that series;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

•	any interest rate that the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether debt securities are entitled to the benefits of any guarantee of any subsidiary guarantor;

•	whether debt securities are secured by any of our or any guarantor’s, if any, assets;

•	the place or places where payments on the debt securities of that series will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for our other securities or securities of any other entity; and

•	any other terms of the debt securities of that series.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default. We will describe in the prospectus supplement the terms of events of default with respect to a series of debt securities and all provisions relating thereto.

Modification and Waiver. The indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture that are affected by the amendment or supplement (acting as one class) consent to it. We will describe in the prospectus supplement the terms that may not be modified without the consent of the holder of each debt security affected with respect to a series of debt securities.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. We will describe in the prospectus supplement the provisions applicable to defeasance with respect to a series of debt securities.

Governing Law. New York law governs the indenture and the debt securities.

Trustee. We may appoint a separate trustee for any series of debt securities. We use the term “trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PLAN OF DISTRIBUTION

Under this prospectus, we intend to offer our debt securities to the public through underwriters or directly to investors.

We will fix a price or prices of our debt securities at negotiated prices.

We may change the price of the debt securities offered from time to time.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in prospectus supplements. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the debt securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Latham & Watkins LLP, Houston, Texas, will pass upon the validity of the debt securities offered in this registration statement. If certain legal matters in connection with an offering of the debt securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Energy Transfer Equity, L.P. and subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Energy Transfer Partners GP, L.P. and subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, included in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Regency Energy Partners LP and subsidiaries as of December 31, 2012 and 2011 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of RIGS Haynesville Partnership Co. and subsidiaries as of December 31, 2012 and 2011 and for the years then ended incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Lone Star NGL LLC and subsidiaries as of December 31, 2012 and 2011 and for the year ended December 31, 2012 and for the period from inception (March 21, 2011) to December 31, 2011 incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Southern Union Gathering Company, LLC and subsidiaries as of December 31, 2012 and for the period from March 26, 2012 to December 31, 2012 and for the period from January 1, 2012 to March 25, 2012 incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Regency Energy Partners LP for the period from May 26, 2010 to December 31, 2010 and the period from January 1, 2010 to May 25, 2010 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of RIGS Haynesville Partnership Co. as of and for the year ended December 31, 2010 included in Exhibit 99.3 of Regency Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in this prospectus in reliance on the report of KPMG LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Midcontinent Express Pipeline LLC as of and for the years ended December 31, 2012 and 2011 and as of December 31, 2011 and 2010 and for the year ended December 31, 2011 and for the seven-month period ended December 31, 2010, included in Exhibits 99.4 and 99.5, respectively, of Regency Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of LDH Energy Asset Holdings LLC as of December 31, 2010 and 2009 and for the three year period ended December 31, 2010 included in Exhibit 99.7 of Regency Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in this prospectus in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about ETE and the debt securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

Our home page is located at http://www.energytransfer.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed, after the date of this prospectus and prior to the termination of an offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	our Current Reports on Form 8-K filed February 14, 2013, February 28, 2013, March 26, 2013, April 2, 2013, April 4, 2013, May 1, 2013 (which was amended by Form 8-K/A on May 6, 2013), June 24, 2013, August 8, 2013, October 25, 2013, November 1, 2013 and November 14, 2013 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Reports on Form 8-K or 8 K/A);

•	audited financial statements of ETP for the year ended December 31, 2012 included in ETP’s Annual Report on Form 10-K filed March 1, 2013;

•	unaudited financial statements of ETP for the nine months ended September 30, 2013 included in ETP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

•	audited financial statements of Regency for the year ended December 31, 2012 included in Regency’s Current Report on Form 8-K filed August 9, 2013;

•	unaudited financial statements of Regency for the nine months ended September 30, 2013 included in Regency’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

•	audited financial statements of Midcontinent Express Pipeline LLC for the years ended December 31, 2012 and 2011 and for the seven month period ended December 31, 2010 included in Regency’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Regency 2012 10-K”);

•	audited financial statements of RIGS Haynesville Partnership Co. as of and for the years ended December 31, 2012 and 2011 and as of and for the year ended December 31, 2010 included in the Regency 2012 10-K;

•	audited financial statements of Lone Star NGL LLC as of and for the year ended December 31, 2012 and for the period from March 21, 2011 to December 31, 2011, included in the Regency 2012 10-K;

•	audited financial statements of LDH Energy Asset Holdings LLC as of December 31, 2010 and 2009 and for the three year period ended December 31, 2010 included in the Regency 2012 10-K; and

•	audited financial statements of Southern Union Gathering Company as of December 31, 2012 and for the period from March 26, 2012 to December 31, 2012 and for the period from January 1, 2012 to March 25, 2012 included in Exhibit 99.2 of Regency Energy Partners LP’s Current Report on Form 8-K filed on April 12, 2013.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our web site at the address provided above or by writing or calling us at the address set forth below.

Energy Transfer Equity, L.P.

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention: Sonia Aubé

Telephone: (214) 981-0700

PART II

Information not required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

Securities and Exchange Commission registration fee		*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Miscellaneous		**

Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

As provided in our partnership agreement, which is incorporated herein by this reference, we will generally indemnify our general partner, officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events; provided, that the indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

To the extent that the indemnification provisions of our partnership agreement purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable.

Item 16. Exhibits

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

1.1**			Form of Underwriting Agreement.

2.1	1-32740 (8-K/A) (5/13/10)	2.1	General Partner Purchase Agreement, dated May 10, 2010, by and among Regency GP Acquirer, L.P., Energy Transfer Equity, L.P. and ETE GP Acquirer LLC.

2.2	1-32740 (8-K/A) (5/13/10)	2.2	Redemption and Exchange Agreement, dated May 10, 2010, by and among Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

2.3	1-32740 (8-K/A) (5/13/10)	2.3	Contribution Agreement, dated May 10, 2010, by and among Energy Transfer Equity, L.P., Regency Energy Partners LP and Regency Midcontinent Express LLC.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

2.4	1-32740 (8-K) (7/20/11)	2.1	Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among, Energy Transfer Equity, L.P., Sigma Acquisition Corporation, and Southern Union Company.

2.5	1-32740 (8-K) (9/15/11)	2.1	Amendment No. 1, dated as of September 14, 2011, to Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company.

2.5	1-32740 (8-K) (7/20/11)	2.2	Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among, Energy Transfer Partners, L.P., Citrus ETP Acquisition L.L.C., Energy Transfer Equity, L.P., Southern Union Company, and CrossCountry Energy, LLC.

2.7	1-32740 (8-K) (9/15/11)	2.2	Amendment No. 1, dated as of September 14, 2011, to Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and between Energy Transfer Partners, L.P., Citrus ETP Acquisition L.L.C., Energy Transfer Equity, L.P., Southern Union Company, and CrossCountry Energy, LLC.

2.8	1-32740 (8-K) (3/28/12)	2.1	Amendment No. 2, dated as of March 23, 2012, to Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among Energy Transfer Equity, L.P., Energy Transfer Partners, L.P., Citrus ETP Acquisition, L.L.C, Southern Union Company and CrossCountry Energy, LLC.

2.9	1-32740 (8-K) (5/1/12)	2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., Sunoco, Inc. and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P.

2.10	1-32740 (8-K) (6/20/12)	2.2	Amendment No. 1, dated as of June 15, 2012, to the Agreement and Plan of Merger, dated as of April 29, 2012, by and among Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., Sunoco, Inc., and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P.

2.11	1-32740 (8-K) (6/20/12)	2.1	Transaction Agreement, dated as of June 15, 2012, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage Holdings, Inc., Energy Transfer Equity, L.P., ETE Sigma Holdco, LLC and ETE Holdco Corporation.

4.1	1-32740 (8-K) (9/20/10)	4.14	Indenture, dated as of September 20, 2010, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee.

4.2	1-32740 (8-K) (9/20/10)	4.15	First Supplemental Indenture, dated as of September 20, 2010, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (including form of the Notes).

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

4.3*			Second Supplemental Indenture, dated as of December 20, 2011, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee.

4.4	1-32740 (8-K) (2/16/12)	4.1	Second Supplemental Indenture, dated as of February 16, 2012, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee.

4.5	1-32740 (8-K) (9/20/10)	4.1	Third Supplemental Indenture, dated as of April 24, 2012, between Energy Transfer Equity, L.P. and US Bank National Association, as trustee.

4.6	1-11727 (8-K) (1/19/05)	4.1	Indenture, dated as of January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.7	1-11727 (8-K) (1/19/05)	4.2	First Supplemental Indenture, dated as of January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.8	1-11727 (10-Q) (2/28/05)	10.45	Second Supplemental Indenture, dated as of February 24, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.9	1-11727 (10-K) (8/31/06)	4.13	Fourth Supplemental Indenture, dated as of June 29, 2006, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.10	1-11727 (8-K) (10/25/06)	4.1	Fifth Supplemental Indenture, dated as of October 23, 2006, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.11	1-11727 (8-K) (3/28/08)	4.2	Sixth Supplemental Indenture, dated as of March 28, 2008, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.12	1-11727 (8-K) (12/23/08)	4.2	Seventh Supplemental Indenture, dated as of December 23, 2008, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.13	1-11727 (8-K) (4/7/09)	4.2	Eighth Supplemental Indenture, dated as of April 7, 2009, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.14	1-11727 (8-K) (5/12/11)	4.2	Ninth Supplemental Indenture, dated as of May 12, 2011, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.15	1-11727 (8-K) (1/17/12)	4.2	Tenth Supplemental Indenture, dated as of January 17, 2012, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.16	1-11727 (8-K) (1/23/13)	4.2	Eleventh Supplemental Indenture, dated as of January 22, 2013, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.17	1-11727 (8-K) (6/26/13)	4.2	Twelfth Supplemental Indenture, dated as of June 24, 2013, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

4.18	1-11727 (8-K) (9/19/13)	4.2	Thirteenth Supplemental Indenture, dated as of September 19, 2013, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.19	1-11727 (8-K) (10/5/12)	4.1	Indenture, dated as of March 31 2009, between Sunoco, Inc. and U.S. Bank National Association, as trustee.

4.20	1-11727 (8-K) (10/5/12)	4.2	First Supplemental Indenture, dated as of March 31, 2009, between Sunoco, Inc. and U.S. Bank National Association, as trustee.

4.21	1-11727 (8-K) (10/5/12)	4.3	Second Supplemental Indenture, dated as of October 5, 2012, among Energy Transfer Partners, L.P., Sunoco, Inc. and U.S. Bank National Association, as trustee.

4.22	1-11727 (8-K) (10/5/12)	4.4	Indenture, dated as of June 30, 2000, between Sunoco, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.23	1-11727 (8-K) (10/5/12)	4.7	First Supplemental Indenture, dated as of October 5, 2012, among Energy Transfer Partners, L.P., Sunoco, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.24	1-11727 (8-K) (10/5/12)	4.8	Indenture, dated as of May 15, 1994, between Sun Company, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.25	1-11727 (8-K) (10/5/12)	4.9	First Supplemental Indenture, dated as of October 5, 2012, among Energy Transfer Partners, L.P., Sunoco, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.26	1-11727 (10-Q) (5/31/07)	10.55	Note Purchase Agreement, dated as of November 17, 2004, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

4.27	1-11727 (10-Q) (5/31/07)	10.55.1	Amendment No. 1 to the Note Purchase Agreement, dated as of April 18, 2007, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

4.28	1-11727 (10-Q) (5/31/07)	10.6	Note Purchase Agreement, dated as of May 24, 2007, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

4.29	1-11727 (8-K) (12/14/09)	10.1	Note Purchase Agreement, dated as of December 9, 2009, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

4.30	1-35262 (8-K) (10/27/10)	4.1	Indenture, dated as of October 27, 2010, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.31	1-35262 (8-K) (10/27/10)	4.2	First Supplemental Indenture, dated as of October 27, 2010, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

4.32	1-35262 (8-K) (5/26/11)	4.2	Second Supplemental Indenture, dated as of May 24, 2011, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.33	1-35262 (8-K) (5/26/11)	4.3	Third Supplemental Indenture, dated as of May 26, 2011, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.34	333-169901 (S-3/A) (9/27/12)	4.9	Fourth Supplemental Indenture, dated as of May 22, 2012, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.35	1-35262 (8-K) (10/2/12)	4.2	Fifth Supplemental Indenture, dated as of October 2, 2012, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.36	333-169901 (S-3/A) (9/4/13)	4.33	Sixth Supplemental Indenture, dated as of August 15, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.37	1-35262 (8-K) (4/30/13)	4.1	Indenture, dated as of April 30, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.38	1-35262 (8-K) (4/30/13)	4.2	First Supplemental Indenture, dated as of August 15, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.39	1-35262 (8-K) (9/11/13)	4.1	Indenture, dated as of September 11, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.40	333-169901 (S-3/A) (9/4/13)	4.35	First Supplemental Indenture, dated as of September 11, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.41	1-11727 (8-K) (6/26/13)	4.7	Registration Rights Agreement, dated as of June 24, 2013, among Energy Transfer Partners, L.P. and the dealer managers party thereto.

4.42	1-35262 (8-K) (4/30/13)	4.3	Registration Rights Agreement, dated as of April 30, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto, PEPL Holdings, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

5.1*			Opinion of Latham & Watkins LLP regarding the legality of the debt securities.

12.1*			Calculation of Ratio of Earnings to Fixed Charges.

23.1*			Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*			Consent of Grant Thornton LLP related to Energy Transfer Equity, L.P.

23.3*			Consent of Grant Thornton LLP related to Energy Transfer Partners, L.P.

Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

23.4*			Consent of Grant Thornton LLP related to Energy Transfer Partners GP, L.P.

23.5*			Consent of Grant Thornton LLP related to Regency Energy Partners LP.

23.6*			Consent of Grant Thornton LLP related to RIGS Haynesville Partnership Co.

23.7*			Consent of Grant Thornton LLP related to Lone Star NGL LLC.

23.8*			Consent of Ernst & Young LLP related to Sunoco Logistics Partners L.P.

23.9*			Consent of Ernst & Young LLP related to Sunoco Logistics Partners L.P.

23.10*			Consent of PricewaterhouseCoopers LLP related to Midcontinent Express Pipeline LLC.

23.11*			Consent of KPMG LLP related to RIGS Haynesville Partnership Co.

23.12*			Consent of KPMG LLP related to Regency Energy Partners LP.

23.13*			Consent of Grant Thornton LLP related to Southern Union Gathering Company, LLC.

23.14*			Consent of Ernst & Young LLP related to LDH Energy Asset Holdings LLC.

24.1*			Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

25.1**			Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

99.1	1-11727 (10-K) (3/1/13)		Audited Financial Statements of Energy Transfer Partners, L.P. for the three years ended December 31, 2012.

99.2	1-11727 (10-Q) (11/7/13)		Unaudited Financial Statements of Energy Transfer Partners, L.P. for the nine months ended September 30, 2013.

99.3*			Audited Financial Statements of Energy Transfer Partners GP, L.P. for the three years ended December 31, 2012.

99.4*			Unaudited Financial Statements of Energy Transfer Partners GP, L.P. for the nine months ended September 30, 2013.

99.5	1-35262 (8-K) (8/9/13)		Audited Financial Statements of Regency Energy Partners LP for the three years ended December 31, 2012.

99.6	1-35262 (10-Q) (11/7/13)		Unaudited Financial Statements of Regency Energy Partners LP for the nine months ended September 30, 2013.

99.7	1-35262 (8-K) (04/12/13)	99.2	Audited financial statements of Southern Union Gathering Company, LLC as of December 31, 2012 and for the period from March 26, 2012 to December 31, 2012 and for the period from January 1, 2012 to March 25, 2012.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

99.8	1-35262 (10-K) (03/01/13)	99.4	Audited Financial Statements of Midcontinent Express Pipeline LLC for the years ended December 31, 2012 and 2011.

99.9	1-35262 (10-K) (03/01/13)	99.5	Audited Financial Statements of Midcontinent Express Pipeline LLC for the seven month period ended December 31, 2010.

99.10	1-35262 (10-K) (03/01/13)	99.2	Audited Financial Statements of RIGS Haynesville Partnership Co. as of and for the years ended December 31, 2012 and 2011.

99.11	1-35262 (10-K) (03/01/13)	99.3	Audited Financial Statements of RIGS Haynesville Partnership Co. as of and for the year ended December 31, 2010.

99.12	1-35262 (10-K) (03/01/13	99.6	Audited Financial Statements of Lone Star NGL LLC as of December 31, 2012 and 2011, for the year ended December 31, 2012 and for the period from March 21, 2011 to December 31, 2011.

99.13	1-35262 (10-K) (03/01/13	99.7	Audited Financial Statements of LDH Energy Asset Holdings LLC as of December 31, 2010 and 2009 and for the three year period ended December 31, 2010.

99.14*			Report of Independent Registered Public Accounting Firm—Ernst & Young LLP opinion on consolidated financial statements of Sunoco Logistics Partners LP.

*	Filed herewith
**	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. To file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 14th day of November, 2013.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, L.L.C.
its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John W. McReynolds and Jamie Welch, and each of them, his true and lawful attorney-in-fact and agents, with full power to act without the other, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the Securities and Exchange Commission and any national exchange or self-regulatory agency, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John W. McReynolds John W. McReynolds	President and Director (Principal Executive Officer)	November 14, 2013

/s/ Jamie Welch Jamie Welch	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 14, 2013

/s/ Kelcy L. Warren Kelcy L. Warren	Chairman of the Board of Directors	November 14, 2013

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	November 14, 2013

/s/ Marshall S. McCrea Marshall S. McCrea	Director	November 14, 2013

/s/ K. Rick Turner K. Rick Turner	Director	November 14, 2013

/s/ Matthew S. Ramsey Matthew S. Ramsey	Director	November 14, 2013

EXHIBIT INDEX

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

1.1**			Form of Underwriting Agreement.

2.1	1-32740 (8-K/A) (5/13/10)	2.1	General Partner Purchase Agreement, dated May 10, 2010, by and among Regency GP Acquirer, L.P., Energy Transfer Equity, L.P. and ETE GP Acquirer LLC.

2.2	1-32740 (8-K/A) (5/13/10)	2.2	Redemption and Exchange Agreement, dated May 10, 2010, by and among Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

2.3	1-32740 (8-K/A) (5/13/10)	2.3	Contribution Agreement, dated May 10, 2010, by and among Energy Transfer Equity, L.P., Regency Energy Partners LP and Regency Midcontinent Express LLC.

2.4	1-32740 (8-K) (7/20/11)	2.1	Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among, Energy Transfer Equity, L.P., Sigma Acquisition Corporation, and Southern Union Company.

2.5	1-32740 (8-K)(9/15/11)	2.1	Amendment No. 1, dated as of September 14, 2011, to Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company.

2.5	1-32740 (8-K) (7/20/11)	2.2	Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among, Energy Transfer Partners, L.P., Citrus ETP Acquisition L.L.C., Energy Transfer Equity, L.P., Southern Union Company, and CrossCountry Energy, LLC.

2.7	1-32740 (8-K) (9/15/11)	2.2	Amendment No. 1, dated as of September 14, 2011, to Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and between Energy Transfer Partners, L.P., Citrus ETP Acquisition L.L.C., Energy Transfer Equity, L.P., Southern Union Company, and CrossCountry Energy, LLC.

2.8	1-32740 (8-K) (3/28/12)	2.1	Amendment No. 2, dated as of March 23, 2012, to Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among Energy Transfer Equity, L.P., Energy Transfer Partners, L.P., Citrus ETP Acquisition, L.L.C, Southern Union Company and CrossCountry Energy, LLC.

2.9	1-32740 (8-K) (5/1/12)	2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., Sunoco, Inc. and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P.

2.10	1-32740 (8-K) (6/20/12)	2.2	Amendment No. 1, dated as of June 15, 2012, to the Agreement and Plan of Merger, dated as of April 29, 2012, by and among Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., Sunoco, Inc., and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

2.11	1-32740 (8-K) (6/20/12)	2.1	Transaction Agreement, dated as of June 15, 2012, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage Holdings, Inc., Energy Transfer Equity, L.P., ETE Sigma Holdco, LLC and ETE Holdco Corporation.

4.1	1-32740 (8-K) (9/20/10)	4.14	Indenture, dated as of September 20, 2010, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee.

4.2	1-32740 (8-K) (9/20/10)	4.15	First Supplemental Indenture, dated as of September 20, 2010, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (including form of the Notes).

4.3*			Second Supplemental Indenture, dated as of December 20, 2011, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee.

4.4	1-32740 (8-K) (2/16/12)	4.1	Second Supplemental Indenture, dated as of February 16, 2012, between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee.

4.5	1-32740 (8-K) (9/20/10)	4.1	Third Supplemental Indenture, dated as of April 24, 2012, between Energy Transfer Equity, L.P. and US Bank National Association, as trustee.

4.6	1-11727 (8-K) (1/19/05)	4.1	Indenture, dated as of January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.7	1-11727 (8-K) (1/19/05)	4.2	First Supplemental Indenture, dated as of January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.8	1-11727 (10-Q) (2/28/05)	10.45	Second Supplemental Indenture, dated as of February 24, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.9	1-11727 (10-K) (8/31/06)	4.13	Fourth Supplemental Indenture, dated as of June 29, 2006, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.10	1-11727 (8-K) (10/25/06)	4.1	Fifth Supplemental Indenture, dated as of October 23, 2006, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

4.11	1-11727 (8-K) (3/28/08)	4.2	Sixth Supplemental Indenture, dated as of March 28, 2008, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.12	1-11727 (8-K) (12/23/08)	4.2	Seventh Supplemental Indenture, dated as of December 23, 2008, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.13	1-11727 (8-K) (4/7/09)	4.2	Eighth Supplemental Indenture, dated as of April 7, 2009, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

4.14	1-11727 (8-K) (5/12/11)	4.2	Ninth Supplemental Indenture, dated as of May 12, 2011, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.15	1-11727 (8-K) (1/17/12)	4.2	Tenth Supplemental Indenture, dated as of January 17, 2012, between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.16	1-11727 (8-K) (1/23/13)	4.2	Eleventh Supplemental Indenture, dated as of January 22, 2013, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.17	1-11727 (8-K) (6/26/13)	4.2	Twelfth Supplemental Indenture, dated as of June 24, 2013, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.18	1-11727 (8-K) (9/19/13)	4.2	Thirteenth Supplemental Indenture, dated as of September 19, 2013, by and between Energy Transfer Partners, L.P. and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.19	1-11727 (8-K) (10/5/12)	4.1	Indenture, dated as of March 31 2009, between Sunoco, Inc. and U.S. Bank National Association, as trustee.

4.20	1-11727 (8-K) (10/5/12)	4.2	First Supplemental Indenture, dated as of March 31, 2009, between Sunoco, Inc. and U.S. Bank National Association, as trustee.

4.21	1-11727 (8-K) (10/5/12)	4.3	Second Supplemental Indenture, dated as of October 5, 2012, among Energy Transfer Partners, L.P., Sunoco, Inc. and U.S. Bank National Association, as trustee.

4.22	1-11727 (8-K) (10/5/12)	4.4	Indenture, dated as of June 30, 2000, between Sunoco, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.23	1-11727 (8-K) (10/5/12)	4.7	First Supplemental Indenture, dated as of October 5, 2012, among Energy Transfer Partners, L.P., Sunoco, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.24	1-11727 (8-K) (10/5/12)	4.8	Indenture, dated as of May 15, 1994, between Sun Company, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.25	1-11727 (8-K) (10/5/12)	4.9	First Supplemental Indenture, dated as of October 5, 2012, among Energy Transfer Partners, L.P., Sunoco, Inc. and U.S. Bank National Association, as successor trustee to Citibank, N.A.

4.26	1-11727 (10-Q) (5/31/07)	10.55	Note Purchase Agreement, dated as of November 17, 2004, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

4.27	1-11727 (10-Q) (5/31/07)	10.55.1	Amendment No. 1 to the Note Purchase Agreement, dated as of April 18, 2007, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

4.28	1-11727 (10-Q) (5/31/07)	10.6	Note Purchase Agreement, dated as of May 24, 2007, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

4.29	1-11727 (8-K) (12/14/09)	10.1	Note Purchase Agreement, dated as of December 9, 2009, by and among Transwestern Pipeline Company, LLC and the Purchasers parties thereto.

4.30	1-35262 (8-K) (10/27/10)	4.1	Indenture, dated as of October 27, 2010, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.31	1-35262 (8-K) (10/27/10)	4.2	First Supplemental Indenture, dated as of October 27, 2010, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.32	1-35262 (8-K) (5/26/11)	4.2	Second Supplemental Indenture, dated as of May 24, 2011, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.33	1-35262 (8-K) (5/26/11)	4.3	Third Supplemental Indenture, dated as of May 26, 2011, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.34	333-169901 (S-3/A) (9/27/12)	4.9	Fourth Supplemental Indenture, dated as of May 22, 2012, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.35	1-35262 (8-K) (10/2/12)	4.2	Fifth Supplemental Indenture, dated as of October 2, 2012, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.36	333-169901 (S-3/A) (9/4/13)	4.33	Sixth Supplemental Indenture, dated as of August 15, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.37	1-35262 (8-K) (4/30/13)	4.1	Indenture, dated as of April 30, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.38	1-35262 (8-K) (4/30/13)	4.2	First Supplemental Indenture, dated as of August 15, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.39	1-35262 (8-K) (9/11/13)	4.1	Indenture, dated as of September 11, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.40	333-169901 (S-3/A) (9/4/13)	4.35	First Supplemental Indenture, dated as of September 11, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.41	1-11727 (8-K) (6/26/13)	4.7	Registration Rights Agreement, dated as of June 24, 2013, among Energy Transfer Partners, L.P. and the dealer managers party thereto.

Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

4.42	1-35262 (8-K) (4/30/13)	4.3	Registration Rights Agreement, dated as of April 30, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto, PEPL Holdings, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

5.1*			Opinion of Latham & Watkins LLP regarding the legality of the debt securities.

12.1*			Calculation of Ratio of Earnings to Fixed Charges.

23.1*			Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*			Consent of Grant Thornton LLP related to Energy Transfer Equity, L.P.

23.3*			Consent of Grant Thornton LLP related to Energy Transfer Partners, L.P.

23.4*			Consent of Grant Thornton LLP related to Energy Transfer Partners GP, L.P.

23.5*			Consent of Grant Thornton LLP related to Regency Energy Partners LP.

23.6*			Consent of Grant Thornton LLP related to RIGS Haynesville Partnership Co.

23.7*			Consent of Grant Thornton LLP related to Lone Star NGL LLC.

23.8*			Consent of Ernst & Young LLP related to Sunoco Logistics Partners L.P.

23.9*			Consent of Ernst & Young LLP related to Sunoco Logistics Partners L.P.

23.10*			Consent of PricewaterhouseCoopers LLP related to Midcontinent Express Pipeline LLC.

23.11*			Consent of KPMG LLP related to RIGS Haynesville Partnership Co.

23.12*			Consent of KPMG LLP related to Regency Energy Partners LP.

23.13*			Consent of Grant Thornton LLP related to Southern Union Gathering Company, LLC.

23.14*			Consent of Ernst & Young LLP related to LDH Energy Asset Holdings LLC.

24.1*			Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

25.1**			Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

99.1	1-11727 (10-K) (3/1/13)		Audited Financial Statements of Energy Transfer Partners, L.P. for the three years ended December 31, 2012.

99.2	1-11727 (10-Q) (11/7/13)		Unaudited Financial Statements of Energy Transfer Partners, L.P. for the nine months ended September 30, 2013.

99.3*			Audited Financial Statements of Energy Transfer Partners GP, L.P. for the three years ended December 31, 2012.

99.4*			Unaudited Financial Statements of Energy Transfer Partners GP, L.P. for the nine months ended September 30, 2013.

99.5	1-35262 (8-K) (8/9/13)		Audited Financial Statements of Regency Energy Partners LP for the three years ended December 31, 2012.

	Previously Filed
Exhibit Number	With File Number (Form) (Period Ending or Date)	As Exhibit

99.6	1-35262 (10-Q) (11/7/13)		Unaudited Financial Statements of Regency Energy Partners LP for the nine months ended September 30, 2013.

99.7	1-35262 (8-K) (04/12/13)	99.2	Audited financial statements of Southern Union Gathering Company, LLC as of December 31, 2012 and for the period from March 26, 2012 to December 31, 2012 and for the period from January 1, 2012 to March 25, 2012.

99.8	1-35262 (10-K) (03/01/13)	99.4	Audited Financial Statements of Midcontinent Express Pipeline LLC for the years ended December 31, 2012 and 2011.

99.9	1-35262 (10-K) (03/01/13)	99.5	Audited Financial Statements of Midcontinent Express Pipeline LLC for the seven month period ended December 31, 2010.

99.10	1-35262 (10-K) (03/01/13)	99.2	Audited Financial Statements of RIGS Haynesville Partnership Co. as of and for the years ended December 31, 2012 and 2011.

99.11	1-35262 (10-K) (03/01/13)	99.3	Audited Financial Statements of RIGS Haynesville Partnership Co. as of and for the year ended December 31, 2010.

99.12	1-35262 (10-K) (03/01/13	99.6	Audited Financial Statements of Lone Star NGL LLC as of December 31, 2012 and 2011, for the year ended December 31, 2012 and for the period from March 21, 2011 to December 31, 2011.

99.13	1-35262 (10-K) (03/01/13	99.7	Audited Financial Statements of LDH Energy Asset Holdings LLC as of December 31, 2010 and 2009 and for the three year period ended December 31, 2010.

99.14*			Report of Independent Registered Public Accounting Firm—Ernst & Young LLP opinion on consolidated financial statements of Sunoco Logistics Partners LP.

*	Filed herewith
**	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.